UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2016 (July 5, 2016)

SharpSpring, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36280	05-0502529
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

304 West University Avenue, Gainesville, FL	32601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 877-705-9362

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Nicholas Eckert

On July 5, 2016 the board of directors of SharpSpring, Inc. (the “Company”) accepted the resignation of Nicholas Eckert, Vice President of Account Management and President of the GraphicMail companies, from all positions with the Company and the GraphicMail companies, retroactively effective as of June 30, 2016.

Travis Whitton

On July 5, 2016, the Company’s board of directors appointed Travis Whitton, age 36, as an executive officer of the Company. Mr. Whitton will continue to serve as Chief Technology Officer of the Company and its subsidiaries in his new capacity as an executive officer.

There are no arrangements or understandings between Mr. Whitton and any other persons pursuant to which he was appointed the Company’s Chief Technology Officer. There is no family relationship between Mr. Whitton and any director, executive officer, or person nominated or chosen by the registrant to become a director or executive officer of the registrant. The registrant has not entered into any transactions with Mr. Whitton that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

From August 2014 to present, Mr. Whitton served as the Chief Technology Officer of the Company and its subsidiaries. From January 2012 to August 2014, Mr. Whitton served as the Chief Technology Officer of RCTW, LLC (formerly known as SharpSpring, LLC). Prior to that time, from September 2007 to January 2012, Mr. Whitton served as Senior Software Engineer at Grooveshark, a streaming music company.

A copy of Mr. Whitton’s employee agreement and employee agreement amendments are attached as Exhibits 10.1 and 10.2. Mr. Whitton currently receives as compensation, among other things, (i) a base salary of $160,000 per year; (ii) quarterly performance based bonus compensation; (iii) an option to purchase up to 25,000 shares of the registrant’s common stock at the strike price of $6.29 per share, which vest as follows: 50% vest on December 31, 2016; 25% vest on December 31, 2017; and 25% vest on December 31, 2018, all of which expire on June 1, 2025; and (iv) an option to purchase up to 25,000 shares of the registrant’s common stock at the strike price of $3.34 per share, which vest as follows: 25% vest on February 17, 2017, with the remaining options vesting in equal monthly installments thereafter, all of which expire on February 17, 2026. The option grants were made pursuant to the Company’s 2010 Employee Stock Plan and are subject to the terms of the Plan’s standard stock option agreement and earlier expiration in certain circumstances.

Designation of Executive Officers for Section 16 Purposes

On July 5, 2016 the registrant’s Board of Directors evaluated the designations of its current executive officers (as that term is defined under Rule 3b-7 under the Exchange Act) and designated the following persons as the sole “executive officers” of the registrant:

Name	Office

Richard Carlson	Chief Executive Officer; President; Secretary

Edward S. Lawton	Chief Financial Officer

Travis Whitton	Chief Technology Officer

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Travis Whitton Employee Agreement dated August 15, 2014

10.2	Travis Whitton Employee Agreement Amendment dated June 19, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SharpSpring, Inc.

By:	/s/ Edward S. Lawton
Edward S. Lawton,
Chief Financial Officer

Dated: July 8, 2016